Exhibit 99.1

NETSOL Technologies Reports 19% Revenue Growth in Fiscal Fourth Quarter of 2024 and Exceeds Full Fiscal Year 2024 Revenue Target

●	FY’24 Total Revenue Increase 17% to $61.4 million exceeding target revenue range of $60 - $61 million
●	Q4’ 24 Gross Margins of 52% increased from 35% in 4Q’ 23; FY’ 24 Gross Margins of 48% increased from 32% in FY ‘23
●	FY’24 Operating Income of $3.5 million from a loss of $(8.8 million) last year
●	$0.06 earnings per share in FY’ 24 compared with a loss of $(0.46) per share in FY’ 23
●	10% increase in Subscription and Support revenues to $7.5 million in 4Q’ 24; Annual Recurring Revenues of $28 million meets FY’ 24 target

Encino, Calif., September 30, 2024 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and asset finance solutions provider, reported results for the fourth quarter and full fiscal 2024 ended June 30, 2024.

Najeeb Ghauri, Co-Founder, Chief Executive Officer, and Chairman of NETSOL Technologies Inc., commented, “We’re proud to have exceeded our full-year revenue estimates and achieve profitability for the full fiscal year. Our performance in fiscal 2024 underscores the successful execution of our long-term strategy, our commitment to investing in the growth of our business, and the ongoing development of innovative products and solutions that meet the diverse needs of our expanding customer base.”

Fiscal Fourth Quarter 2024 Financial Results

Total net revenues for the fourth quarter of fiscal 2024 increased 19% to $16.4 million, compared with $13.8 million in the prior year period. On a constant currency basis, total net revenues were $16.5 million.

●	License fees were $621,000 compared with $21,000 in the prior year period. License fees on a constant currency basis were $605,000.
●	Total subscription (SaaS and Cloud) and support revenues increased 10% to $7.5 million compared with $6.8 million in the prior year period. Total subscription and support revenues on a constant currency basis were $7.5 million.
●	Total services revenues were $8.4 million, compared with $7.0 million in the prior year period. Total services revenues on a constant currency basis were $8.4 million.

Gross profit for the fourth quarter of fiscal 2024 was $8.5 million or 52% of net revenues, compared to $4.8 million or 35% of net revenues in the fourth quarter of fiscal 2023. On a constant currency basis, gross profit for the fourth quarter of fiscal 2024 was $8.7 million or 52% of net revenues as measured on a constant currency basis.

Operating expenses for the fourth quarter of fiscal 2024 were $7.7 million or 47% of sales compared to $7.7 million or 56% of sales for the fourth quarter of fiscal 2023. On a constant currency basis, operating expenses for the fourth quarter of fiscal 2024 were $8.3 million or 50% of sales on a constant currency basis.

Income from operations for the fourth quarter of fiscal 2024 was $798,000 compared to a loss from operations of $(2.9 million) in the fourth quarter of fiscal 2023.

GAAP net loss attributable to NETSOL for the fourth quarter of fiscal 2024 totaled $(83,000) or $(0.01) per diluted share, compared with a GAAP net loss of $(5.1 million) or $(0.45) per diluted share in the fourth quarter of fiscal 2023.

Non-GAAP EBITDA for the fourth quarter of fiscal 2024 was $1.2 million or $0.11 per diluted share, compared with a non-GAAP EBITDA loss of $(4.5 million) or $(0.40) per diluted share in the fourth quarter of fiscal 2023 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2024 was $674,000 or $0.06 per diluted share, compared with a non-GAAP adjusted EBITDA loss of $(4.2 million) or $(0.37) per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Full Fiscal Year Ended June 30, 2024 Financial Results

Total net revenues for the full fiscal year ended June 30, 2024, were $61.4 million, compared to $52.4 million in the prior year. On a constant currency basis, total net revenues were $61.7 million.

●	License fees were $5.5 million compared with $2.3 million in the prior year period. License fees on a constant currency basis were $5.5 million.
●	Total subscription (SaaS and Cloud) and support revenues for the full fiscal year ended June 30, 2024, were $28.0 million compared with $26.0 million in the prior year period. Total subscription and support revenues on a constant currency basis were $28.0 million.
●	Total services revenues were $28.0 million compared with $24.1 million in the prior year period. Total services revenues on a constant currency basis were $28.1 million.

Gross profit for the full fiscal year ended June 30, 2024, was $29.3 million or 48% of net revenues, compared with $16.9 million or 32% of net revenues in the prior year. On a constant currency basis, gross profit for the full fiscal year ended June 30, 2024, was $26.5 million or 43% of net revenues as measured on a constant currency basis.

Operating expenses for the full fiscal year ended June 30, 2024, were $25.8 million or 42% of sales compared with $25.7 million or 49% of sales in the prior year. On a constant currency basis, operating expenses were $27.8 million or 45% of sales on a constant currency basis.

Income from operations for the full year ended June 30, 2024 was $3.5 million compared to a loss from operations of $(8.8 million) in prior year.

GAAP net income attributable to NETSOL for the full fiscal year ended June 30, 2024, totaled $684,000 or $0.06 per diluted share, compared with a GAAP net loss attributable to NETSOL of $(5.2 million) or a loss of $(0.46) per diluted share in the prior year. Included in GAAP net income attributable to NETSOL was a loss of $(1.2 million) on foreign currency exchange transactions for the full fiscal year ended June 30, 2024, compared to a gain of $6.8 million in the prior year period. As most contracts are either in U.S. dollars or Euros, currency fluctuations will yield foreign currency exchange gains or losses depending on the value of other currencies compared to the U.S. dollar and the Euro. As such, on a constant currency basis, GAAP net loss attributable to NETSOL for the full fiscal year ended June 30, 2024 totaled $(2.9 million) or $(0.26) per diluted share.

Non-GAAP EBITDA for the full fiscal year ended June 30, 2024, was $4.2 million or $0.37 per diluted share, compared with a non-GAAP EBITDA loss of $(426,000) or $(0.04) per diluted share in the full fiscal year ended June 30, 2023 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the full fiscal year of 2024 was $2.7 million or $0.23 per diluted share, compared with a non-GAAP adjusted EBITDA loss of $(2.3 million) or $(0.20) per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At June 30, 2024, cash and cash equivalents increased to $19.1 million compared to $15.5 at June 30, 2023. Total NETSOL stockholders’ equity at June 30, 2024, was $34.8 million, or $3.05 per share.

Management Commentary

“We’re thrilled to report strong revenue growth and profitability for the full fiscal year of 2024,” Najeeb Ghauri, Co-Founder, Chief Executive Officer, and Chairman of NETSOL Technologies Inc., commented. “We reached several milestones during the fiscal year as we exceeded our full year revenue target of $60 – $61 million driven by strong demand for our comprehensive suite of products, met our annual recurring revenue target of $28 million, and achieved full year profitability with earnings per share of $0.06.”

Mr. Ghauri continued, “In addition to our sales growth, we continued to invest in the growth of our business throughout the fiscal year. We increased our investments in sales and marketing in support of our long-term goals and are intently focused on the development of new products and services that expand our total addressable market. Moreover, we remain committed to the innovation and integration of cutting-edge AI solutions into our business processes and our products and offerings. During the year, we made significant investments in our AI capabilities by adding top talent to our already impressive team.

“As a global company, our presence across key markets is a major focus. We performed well in our established markets during the fiscal year, signing a healthy mix of both new agreements and extensions with existing customers that include tier one automakers, banks, and financial services providers throughout Asia Pacific and Europe,” Mr. Ghauri added. “These longstanding partnerships are especially encouraging as they represent the stickiness of our customer base and validate the performance and reliability of our products. Our presence in the United States is still nascent but exhibiting strong signs of early growth, and we have a healthy and expanding pipeline of activity as we continue to establish NETSOL in this region.”

Roger Almond, Chief Financial Officer of NETSOL Technologies Inc., commented, “We’re very pleased by our results in fiscal 2024. We believe that we’re still only in the beginning stages of our renewed growth and anticipate double digit revenue improvement in fiscal 2025 driven by enhanced sales and market recognition of our products and services. As we look ahead, we remain committed to executing on our growth strategy while carefully managing costs to deliver sustainable, profitable growth for our shareholders.”

Conference Call

NETSOL Technologies management will hold a conference call on Tuesday, October 1, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these financial results. A question-and-answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time and provide the operator with the conference ID: NETSOL. The operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 818-222-9195.

The conference call will also be broadcast live and available for replay here, along with additional replay access being provided through the company information section of NETSOL’s website.

A telephone replay of the conference call will be available approximately three hours after the call concludes through Tuesday, October 15, 2024.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13749314

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of professionals placed in ten strategically located support and delivery centers throughout the world. NETSOL’s products help companies transform their finance and leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

IMS Investor Relations

netsol@imsinvestorrelations.com

+1 203-972-9200

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	June 30, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$19,127,165	$15,533,254
Accounts receivable, net of allowance of $398,809 and $420,354	13,049,614	11,714,422
Revenues in excess of billings, net of allowance of $116,148 and $1,380,141	12,684,518	12,377,677
Other current assets	2,600,786	1,978,514
Total current assets	47,462,083	41,603,867
Revenues in excess of billings, net - long term	954,029	-
Property and equipment, net	5,106,842	6,161,186
Right of use assets - operating leases	1,328,624	1,151,575
Other assets	32,340	32,327
Intangible assets, net	-	127,931
Goodwill	9,302,524	9,302,524
Total assets	$64,186,442	$58,379,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,232,342	$6,552,181
Current portion of loans and obligations under finance leases	6,276,125	5,779,510
Current portion of operating lease obligations	608,202	505,237
Unearned revenue	8,752,153	7,932,306
Total current liabilities	23,868,822	20,769,234
Loans and obligations under finance leases; less current maturities	95,771	176,229
Operating lease obligations; less current maturities	688,749	652,194
Total liabilities	24,653,342	21,597,657

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,359,922 shares issued and 11,420,891 outstanding as of June 30, 2024, 12,284,887 shares issued and 11,345,856 outstanding as of June 30, 2023	123,602	122,850
Additional paid-in-capital	128,783,865	128,476,048
Treasury stock (at cost, 939,031 shares as of June 30, 2024 and June 30, 2023)	(3,920,856)	(3,920,856)
Accumulated deficit	(44,212,313)	(44,896,186)
Other comprehensive loss	(45,935,616)	(45,975,156)
Total NetSol stockholders’ equity	34,838,682	33,806,700
Non-controlling interest	4,694,418	2,975,053
Total stockholders’ equity	39,533,100	36,781,753
Total liabilities and stockholders’ equity	$64,186,442	$58,379,410

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Years
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
Net Revenues:
License fees	$620,749	$20,735	$5,449,991	$2,269,564
Subscription and support	7,472,386	6,805,076	27,952,768	25,980,661
Services	8,355,318	6,964,538	27,990,332	24,142,990
Total net revenues	16,448,453	13,790,349	61,393,091	52,393,215

Cost of revenues	7,976,157	8,974,275	32,108,221	35,477,652
Gross profit	8,472,296	4,816,074	29,284,870	16,915,563

Operating expenses:
Selling, general and administrative	7,336,916	7,366,072	24,388,714	24,093,908
Research and development cost	337,189	356,820	1,402,601	1,601,613
Total operating expenses	7,674,105	7,722,892	25,791,315	25,695,521

Income (loss) from operations	798,191	(2,906,818)	3,493,555	(8,779,958)

Other income and (expenses)
Interest expense	(286,150)	(252,920)	(1,142,166)	(765,030)
Interest income	651,794	212,293	1,911,258	1,217,850
Gain (loss) on foreign currency exchange transactions	(74,563)	(610,481)	(1,187,320)	6,748,038
Share of net loss from equity investment	-	(1,040,753)	-	(1,033,243)
Other income (expense)	125,910	(662,953)	148,120	(605,570)
Total other income (expenses)	416,991	(2,354,814)	(270,108)	5,562,045

Net income (loss) before income taxes	1,215,182	(5,261,632)	3,223,447	(3,217,913)
Income tax provision	(727,001)	285,438)	(1,145,518)	(926,560)
Net income (loss)	488,181	(5,547,070)	2,077,929	(4,144,473)
Non-controlling interest	(571,063)	472,354	(1,394,056)	(1,099,275)
Net income (loss) attributable to NetSol	$(82,882)	$(5,074,716)	$683,873	$(5,243,748)

Net income (loss) per share:
Net income (loss) per common share
Basic	$(0.01)	$(0.45)	$0.06	$(0.46)
Diluted	$(0.01)	$(0.45)	$0.06	$(0.46)

Weighted average number of shares outstanding
Basic	11,405,240	11,308,571	11,378,595	11,279,966
Diluted	11,405,240	11,308,571	11,421,940	11,279,966

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Years
	Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$2,077,929	$(4,144,473)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,721,800	3,244,538
Provision (reversal) for bad debts	(29,134)	1,702,744
Impairment and share of net loss from investment under equity method	-	2,113,430
(Gain) loss on sale of assets	(101,864)	19,721
Stock based compensation	308,569	317,451
Changes in operating assets and liabilities:
Accounts receivable	(1,296,321)	(6,860,983)
Accounts receivable - related party	(606,061)
Revenues in excess of billing	(1,205,456)	1,514,305
Other current assets	(216,944)	(131,108)
Accounts payable and accrued expenses	1,611,745	709,758
Unearned revenue	645,125	3,524,188
Net cash provided by operating activities	2,909,388	2,009,571

Cash flows from investing activities:
Purchases of property and equipment	(515,404)	(1,639,438)
Sales of property and equipment	223,866	240,207
Net cash used in investing activities	(291,538)	(1,399,231)

Cash flows from financing activities:
Purchase of subsidiary treasury stock	-	(61,124)
Proceeds from bank loans	756,936	270,292
Payments on finance lease obligations and loans - net	(517,385)	(928,160)
Net cash provided by (used in) financing activities	239,551	(718,992)
Effect of exchange rate changes	736,510	(8,321,891)
Net increase (decrease) in cash and cash equivalents	3,593,911	(8,430,543)
Cash and cash equivalents at beginning of the period	15,533,254	23,963,797
Cash and cash equivalents at end of period	$19,127,165	$15,533,254

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Three Months		For the Years
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023

Net Income (loss) attributable to NetSol	$(82,882)	$(5,074,716)	$683,873	$(5,243,748)
Non-controlling interest	571,063	(472,354)	1,394,056	1,099,275
Income taxes	727,001	285,438	1,145,518	926,560
Depreciation and amortization	370,561	725,069	1,721,800	3,244,538
Interest expense	286,150	252,920	1,142,166	765,030
Interest (income)	(651,794)	(212,293)	(1,911,258)	(1,217,850)
EBITDA	$1,220,099	$(4,495,936)	$4,176,155	$(426,195)
Add back:
Non-cash stock-based compensation	47,694	118,892	308,569	317,451
Adjusted EBITDA, gross	$1,267,793	$(4,377,044)	$4,484,724	$(108,744)
Less non-controlling interest (a)	(594,303)	208,924	(1,810,394)	(2,154,850)
Adjusted EBITDA, net	$673,490	$(4,168,120)	$2,674,330	$(2,263,594)

Weighted Average number of shares outstanding
Basic	11,405,240	11,308,571	11,378,595	11,279,966
Diluted	11,448,585	11,308,571	11,421,940	11,279,966

Basic adjusted EBITDA	$0.06	$(0.37)	$0.24	$(0.20)
Diluted adjusted EBITDA	$0.06	$(0.37)	$0.23	$(0.20)

(a) The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$571,063	$(472,354)	$1,394,056	$1,099,275
Income Taxes	43,287	54,809	198,923	253,158
Depreciation and amortization	92,159	191,326	440,302	905,002
Interest expense	87,702	79,233	354,624	237,162
Interest (income)	(202,480)	(65,708)	(590,170)	(369,197)
EBITDA	$591,731	$(212,694)	$1,797,735	$2,125,400
Add back:
Non-cash stock-based compensation	2,572	3,770	12,659	29,450
Adjusted EBITDA of non-controlling interest	$594,303	$(208,924)	$1,810,394	$2,154,850